Exhibit 5.1

OPINION OF WILSON SONSINI GOODRICH & ROSATI

PROFESSIONAL CORPORATION

August 11, 2014

Twitter, Inc.

1355 Market Street, Suite 900

San Francisco, California 94103

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Twitter, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 34,572,499 shares of the Company’s common stock, par value $0.000005 per share (“Common Stock”), consisting of (i) 28,496,080 shares Common Stock (the “2013 Plan Shares”) reserved for issuance pursuant to the Twitter, Inc. 2013 Equity Incentive Plan (the “2013 Plan”), (ii) 5,699,216 shares of Common Stock (the “ESPP Shares”) reserved for issuance pursuant to the Twitter, Inc. 2013 Employee Stock Purchase Plan (the “ESPP”), (iii) 28,519 shares of Common Stock (the “Afterlive.tv Shares”) reserved for issuance pursuant to the Afterlive.tv Inc. 2010 Stock Plan (the “Afterlive.tv Plan”), (iv) 346,086 shares of Common Stock (the “TapCommerce Shares”) reserved for issuance pursuant to the TapCommerce Inc. 2012 Stock Incentive Plan (the “TapCommerce Plan”), and (v) 2,598 shares of Common Stock (together with the 2013 Plan Shares, the ESPP Shares, the Afterlive.tv Shares and the TapCommerce Shares, the “Shares”) reserved for issuance pursuant to the CardSpring Inc. Amended and Restated 2011 Equity Incentive Plan (together with the 2013 Plan, the ESPP, the Afterlive.tv Plan and the TapCommerce Plan, the “Plans”).

As your legal counsel, we have examined the proceedings taken and are familiar with the actions proposed to be taken by you in connection with the issuance and sale of the Shares under the Plans and pursuant to the agreements related thereto.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the applicable Plan and pursuant to the agreements that accompany the applicable Plan, will be legally and validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,
WILSON SONSINI GOODRICH & ROSATI Professional Corporation
/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation